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                                                                     EXHIBIT 3.3



                               STATE OF DELAWARE
                           CERTIFICATE OF CONVERSION
                             FROM A CORPORATION TO
                          A LIMITED LIABILITY COMPANY
                              PURSUANT TO SECTION
                          266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.


1.) The name of the corporation immediately prior to filing this Certificate of Conversion is Communities Finance Company.

2.) The date the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is December 30, 1996.

3.) The name of the limited liability company into which the corporation is converted is Communities Finance Company, LLC.

4.)  The conversion has been approved in accordance with the provisions of
     Section 266.

5.)  The conversion shall be effective at 10:00 a.m. EST on October 31, 2000.

                    [AUTHORIZED SIGNATURE ON FOLLOWING PAGE]




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                                             By:  /s/ VIVIEN N. HASTINGS
                                                --------------------------------
                                             Name:  Vivien N. Hastings
                                                  ------------------------------
                                             Title:     V.P.
                                                   -----------------------------




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                                                                          PAGE 2

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "COMMUNITIES FINANCE COMPANY, LLC" FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2000, AT 9 O'CLOCK A.M.


                                     [SEAL]


                                            /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


2700472  8100V                                           AUTHENTICATION: 0769837

001549552                                                         DATE: 11-02-00





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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/31/2000
                                                          001549552 - 2700472

                               STATE OF DELAWARE
                           LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

FIRST: The name of the limited liability company is COMMUNITIES FINANCE COMPANY, LLC

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its Registered Agent at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of COMMUNITIES FINANCE COMPANY, LLC this 31st day of October 2000.


                                              By:   /s/ VIVIEN N. HASTINGS
                                                 -----------------------------
                                              Name:  Vivien N. Hastings
                                                   ---------------------------
                                                   (Authorized Person)